Filed Pursuant to Rule 424(b)(2)
Registration No. 333-273858

Prospectus Supplement

(To Prospectus dated August 18, 2023)

29,233,276 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to 29,233,276 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), by Enovix Corporation, a Delaware corporation (“Enovix,” “Company,” “we,” “our,” “us,” and like expressions), upon the exercise of warrants issued by Enovix on July 21, 2025, as a distribution to all holders of the shares of Common Stock and the Company’s 3.00% Convertible Senior Notes due 2028 (the “Convertible Notes”) on the Record Date (as defined below) (each, a “Warrant” and, collectively, the “Warrants”).

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ENVX.” On July 18, 2025, the last reported sale price of our Common Stock on the Nasdaq was $15.54 per share.

The Company is declaring a distribution (the “Warrant Distribution”) of transferable Warrants at no charge to all of its stockholders of record and holders of record of the Convertible Notes on July 17, 2025 (the “Record Date”). The Company is distributing one Warrant for every seven issued and outstanding shares of Common Stock. Holders (“other eligible recipients”) of the Convertible Notes will also receive, at the same time and on the same terms as holders of Common Stock, Warrants without having to convert such other eligible recipient’s Convertible Notes as if such other eligible recipient held a number of shares of Common Stock equal to the product of (i) the Conversion Rate (as defined in the indenture for the Convertible Notes) in effect on the Record Date and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by such other eligible recipient on such date.

Unless the expiration date of the Warrants is accelerated pursuant to the terms of the Warrant Agreement (defined below) as a result of the Early Expiration Price Condition (defined below), the Warrants may be exercised at any time in accordance with their terms until October 1, 2026, subject to the conditions set forth in the Warrants. Each Warrant entitles the holder thereof to purchase from us one share of Common Stock at an initial Exercise Price of $8.75 per Warrant, in each case, subject to certain adjustments. The Warrants may be exercised for cash only.

Based on the number of shares of Common Stock issued and outstanding and the principal amount of the Convertible Notes outstanding as of July 17, 2025, if all Warrants issued in the Warrant Distribution were exercised, we would have 222,812,395 shares of Common Stock issued and outstanding following the completion of the exercise period for the Warrants.

The Warrants have been issued by the Company pursuant to a warrant agreement, dated July 21, 2025, between the Company and Computershare Trust Company, N.A., as Warrant Agent (the “Warrant Agreement”). The Warrants will be transferable when issued and are expected to trade on Nasdaq under the ticker ENVXW. However, there can be no assurance that an orderly, liquid trading market for the Warrants will develop. Any trading value of the Warrants will be determined by the market.

The Company will receive proceeds from the exercise of the Warrants for cash. See “Use of Proceeds” in this prospectus supplement.

Investing in the securities offered by this prospectus supplement involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-10 and similar sections in our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference herein before buying any of the shares of Common Stock offered hereby.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 21, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein or contained in a freewriting prospectus we have prepared. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

Neither we, nor any of our representatives are making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities. References in this prospectus supplement to the “Company,” “Enovix,” “we,” “our,” or “us,” refer to Enovix Corporation unless otherwise stated or the context otherwise requires.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions that convey uncertainty about future events or outcomes. In addition, any statements that refer to projections, forecasts, management’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements. Examples of forward-looking statements in this prospectus supplement include, without limitation, statements about:

•	our future operating results, financial position, growth opportunities and guidance, and our anticipation that changes in the global trade environment do not pose a material risk to our outlook;

•	our commercialization plans, strategy and product development roadmap, including the readiness, performance, timing, and customer qualification of EX-1M, EX-2M, EX-3M, EX-4M, and other battery nodes;

•

our manufacturing strategy, including scale-up and operational readiness, including at our Fab2 facility in Malaysia, our assets and facility expansion in South Korea and the anticipated benefits of the SolarEdge asset purchase, and our ability to enhance per-zone capacity and reduce switching time between configurations;

•

our internal benchmarking of energy density and competitive positioning, including our ability to maintain and expand a performance lead over other silicon-doped or conventional battery architectures, and our beliefs about our competitors’ inability to achieve further energy density enhancements using these techniques due to swelling;

•	our expectations regarding our AI-1TM platform and our Artificial Intelligence ClassTM batteries;

•	customer interest, qualification activities, and expected adoption of our products across smartphone, smart eyewear, AI-powered devices, XR, handheld computing, defense, drone, IoT, and EV segments;

•	our ability to enter into or expand commercial agreements, including strategic partnerships, design wins, production contracts, and potential expansion of agreements with automotive OEMs;

•	the strategic value and potential for expansion of our acquired South Korea facility, and its role in supporting defense programs and Fab2 capacity;

•	the impact of seasonal purchasing patterns, including defense procurement cycles;

•	the impacts of tariffs, trade policies, and regional market developments on our business strategy and demand outlook;

•

anticipated trends, risks, and opportunities across our addressable markets and the broader economic environment, including interest rates, inflation, currency fluctuations, and global supply chain evolution;

•	the timing and ability to raise additional capital through equity, debt, or other instruments to support operations, growth initiatives, or capital expenditures;

•	the impact of AI feature adoption on demand for energy-dense batteries;

•	the timing and expected success of achieving technical milestones, including audits by OEMs, production ramp-up readiness, and securing purchase orders; and

•	our exposure to and management of global trade risks.

S-iii

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and any accompanying prospectus, including the “Risk Factors” and our consolidated financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to “we,” “our,” “us,” “Enovix” and the “Company” refer to Enovix Corporation.

Our Company

Enovix Corporation is on a mission to deliver high-performance batteries that unlock the full potential of technology products. We do this by designing, developing, manufacturing, and commercializing next generation Lithium-ion, or Li-ion, battery cells that significantly increase the amount of energy density and storage capacity relative to conventional battery cells. Our battery’s mechanical design, or “architecture,” allows us to use high performance chemistries while enabling safety and charge time advantages.

Enhanced batteries for the mobile, IoT and defense sectors enable the development of devices that can accommodate user preferences for more advanced features and a slimmer design. Electric vehicles that use advanced batteries charge faster with lower system costs.

Enovix was established in 2006 based on the fundamental premise that improving battery performance would require a reinvention of the battery’s architecture. Our architecture allows us to use 100% active silicon and no graphite in the battery’s anode, which is the negative electrode that stores lithium ions when a battery is charged. The advantage of silicon over graphite is that a battery can theoretically store more than twice as much lithium as graphite, which increases a battery’s energy density and overall capacity. The battery industry has historically struggled to incorporate more than a small amount of silicon in the anode because silicon can swell and crack in conventional architectures, impacting safety and performance. By contrast, our architecture is designed to accommodate silicon’s swelling and apply stack pressure that alleviates the cracking problem.

We have devoted significant funds and resources to develop our battery’s architecture and the unique patterning and stacking assembly process for manufacturing our cells. This was done in conjunction with partnership and investment from several strategic partners in the solar and semiconductor industries. Since 2018, we have sampled batteries to customers that have validated the performance of our products. In 2020, we started procuring equipment for our first production line (“Fab1”) at our headquarters in Silicon Valley. We recognized our first production revenue in the second quarter of 2022 from Fab1. In 2023, we identified a facility in Malaysia (“Fab2”) for high-volume production and acquired Routejade, Inc. (“Routejade”), a battery manufacturer in South Korea. The acquisition of Routejade allowed us to vertically integrate electrode coating and battery pack manufacturing and expand our battery offerings to include conventional graphite battery technology to service the IoT, industrial and defense markets.

Between May and July of 2024, we relocated our Fab1 R&D pilot line equipment to Fab2 in Malaysia. In August 2024, we officially opened our Fab2 production facility, located at the Penang Science Park in Malaysia. We have three manufacturing lines at Fab2, including the R&D focused pilot production line, the Agility line and the High-Volume (“HVM”) line. In October 2024, we commenced shipping battery cells from the Agility line and as of the end of 2024, we had completed Site Acceptance Testing for the Agility and HVM lines.

Following the opening of Fab2 in Malaysia, our corporate functions, and certain sales, operations and engineering activities, are located at our U.S. headquarters, while our manufacturing and research and development activities are conducted primarily in Malaysia, Korea and India.

Corporate Information

We were incorporated in Delaware in 2020 as a blank check company under the name Rodgers Silicon Valley Acquisition Corp. (“RSVAC”). On July 14, 2021 (the “Closing Date”), Enovix Corporation (“Legacy Enovix”), RSVAC and RSVAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of RSVAC (the “Merger Sub”), consummated the closing of the transactions contemplated by the Agreement and Plan of Merger dated February 22, 2021, by and among RSVAC, Legacy Enovix and Merger Sub (the “Merger Agreement”). Pursuant to the Merger Agreement, the combination of Legacy Enovix and RSVAC was effected through the merger of Merger Sub with and into Legacy Enovix, with Legacy Enovix surviving as a wholly owned subsidiary of RSVAC.

On the Closing Date, Legacy Enovix changed its name to Enovix Operations Inc. and RSVAC changed its name to Enovix Corporation. On January 17, 2023, Legacy Enovix merged with and into Enovix Corporation, with the separate existence of Legacy Enovix ceasing and Enovix Corporation being the surviving corporation of such merger.

Our principal executive offices are located at 3501 W. Warren Avenue, Fremont, California 94538 and our telephone number is (510) 695-2350. Our corporate website address is http://www.enovix.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

THE OFFERING

This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Warrants and Common Stock contained elsewhere in this prospectus supplement. See “Description of the Warrants” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

Issuer:	Enovix Corporation

The Warrant Distribution:	Our Board of Directors declared a distribution of transferable Warrants at no charge to all of our stockholders. We are distributing on July 21, 2025 (the “Distribution Date”), one Warrant for every seven shares of our Common Stock (equaling approximately 0.143 of a Warrant per share of Common Stock). Other eligible recipients of our 3.00% Convertible Senior Notes due 2028 (the “Convertible Notes”) will also receive, at the same time and on the same terms as holders of Common Stock, Warrants without having to convert such other eligible recipient’s Convertible Notes as if such other eligible recipient held a number of shares of Common Stock equal to the product of (i) the Conversion Rate (as defined in the indenture for the Convertible Notes) in effect on the Record Date (defined below); and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by such other eligible recipient on such date. Each Warrant will entitle the holder thereof (the “Holder”) to purchase, at the Holder’s sole and exclusive election, at the Exercise Price (defined below), one share of Common Stock as set forth in “Warrant Shares” below and subject to certain adjustments described in the “Anti-Dilution Adjustments” below.

We issued a total of 29,233,276 Warrants (which represent the right to purchase up to 29,233,276 shares of Common Stock, assuming that no Warrants or shares of Common Stock are rounded down). Our officers, directors, employees, affiliates and advisors and their respective affiliates who are also stockholders or other eligible recipients will receive Warrants similar to all other stockholders and other eligible recipients.

Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion, subject to applicable law.

No Fractional Warrants:

The Warrant Agent (defined below) will not be required to effect any transaction that would result in the issuance of a fraction of a Warrant. If any fractional Warrant would otherwise be required to be issued or distributed, we will round down the total number of Warrants to be issued to the relevant Holder to the nearest whole number. As a result, stockholders who own fewer than seven shares (or combined multiples thereof) will not be entitled to any Warrants as a result of holding such shares. For example, stockholders who own 2, 166 or 333 shares of Common Stock would receive zero, 23 and 47 warrants, respectively. Similarly, Warrants issued to other eligible recipients in the distribution will be subject to similar rounding down.

Record Date:	5:00 p.m., New York City time, July 17, 2025.

Shares of Common Stock Currently Outstanding:	As of the Record Date, 193,579,119 shares of our Common Stock are issued and outstanding.

Shares of Common Stock Outstanding Assuming Complete Exercise of the Warrants:	We will not issue any shares of Common Stock directly in the Warrant Distribution. Based on the number of shares of Common Stock outstanding as of the Record Date, if all 29,233,276 Warrants issued in the Warrant Distribution were exercised, we would have 222,812,395 shares of Common Stock outstanding (in each case, assuming no Warrants or shares of Common Stock are rounded down).

Warrant Shares:	Each Warrant will be exercisable for one share of our Common Stock, subject to certain adjustments described in “Warrant Exercise Rate Adjustments” below. Such number of shares of Common Stock, as it may be adjusted, is referred to as the “Warrant Exercise Rate.”

No Fractional Shares:	The Company will not issue fractional shares of Common Stock, or pay cash in lieu thereof, upon the exercise of the Warrants. If a stockholder would be entitled to receive a fractional number of shares of Common Stock upon exercise of the Warrants, we will round down the total number of shares of Common Stock to be issued to such stockholder to the nearest whole number. The Company’s calculation shall be determinative.

Exercise Price:	$8.75 per Warrant (the “Exercise Price”). The Exercise Price must be paid in cash.

Issuance of Common Stock Upon Exercise of Warrants:	If you are a holder of record of our Common Stock and you exercise your Warrants to purchase Common Stock, our transfer agent will issue a direct registration account statement representing those shares to you as soon as practicable after the exercise of the Warrants. If your shares are held through a broker, dealer, custodian bank or other nominee and you exercise your Warrants, your account at your nominee will be credited with those shares as soon as practicable following the exercise of your Warrants.

Exercise Period:	Subject to applicable laws and regulations, the Warrants may be exercised at any time starting on the date of issuance until 5:00 p.m. New York City time on the Expiration Date (defined below).

Any otherwise valid exercise of Warrant submitted after the applicable deadline for exercise may, in the sole and absolute discretion of the Company, be accepted and honored. The Company’s decision with respect to any such exercise shall be determinative.

Expiration Date:	Unless the Early Expiration Price Condition (defined below) is met, the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on October 1, 2026 (the “Expiration Date”). As summarized in “Early Expiration Price Condition and Date” below, the Expiration Date is subject to automatic acceleration upon satisfaction of the Early Expiration Price Condition.

Early Expiration Price Condition and Date:	Upon the occurrence of the first 30 consecutive Trading Day (as defined in the Warrant Agreement) period (the “Reference Period”) that includes 20 Qualifying Trading Days (whether or not consecutive) the first of which 20 Qualifying Trading Days must fall on or after the first Trading Day immediately following the Issue Date (the “Early Expiration Price Condition”, and the last of such 20 Qualifying Trading Days to occur, the “Early Expiration Price Condition Date”), the Expiration Date will automatically accelerate to the date (the “Early Expiration Date”) that is the business day immediately following the Early Expiration Price Condition Date. Notwithstanding the foregoing, the Company may set an Alternate Expiration Date (defined below) in accordance with the provisions described below and as further described in the Warrant Agreement.

“Qualifying Trading Day” means any Trading Day on which the daily VWAP (as defined in the Warrant Agreement) of a share of Common Stock is at least equal to the Early Expiration Trigger Price in effect on the last day of the Reference Period.

The “Early Expiration Trigger Price” is initially equal to $10.50, subject to certain adjustments described in “Warrant Exercise Rate Adjustments” below.

In the event of an early expiration of the Warrants, Warrants will be exercisable until 5:00 p.m. New York City time on the Early Expiration Date, unless an Alternate Expiration Date is set as provided below.

If the Early Expiration Price Condition occurs, the Company will make a public announcement to that effect by issuance of a press release (the “Early Expiration Price Condition Notice”) as promptly as practicable after market close on the Early Expiration Price Condition Date setting forth the Early Expiration Date or an Alternate Expiration Date as set forth below.

Alternate Expiration Date:	The Company may, in its sole discretion, elect to set the Early Expiration Date on a date falling after the business day immediately following the Early Expiration Price Condition Date (such date, an “Alternate Expiration Date”). Any such Alternate Expiration Date shall be specified in the Early Expiration Price Condition Notice. In order to exercise the right to set an Alternate Expiration Date, the Company shall, no later than the fifth Qualifying Trading Day (whether or not consecutive) occurring in any 20 consecutive Trading Day period, make a public announcement by issuance of a press release that the Company is reserving the right to set an Alternate Expiration Date in the event the Early Expiration Price Condition does occur.

If the Company sets an Alternate Expiration Date, the expiration of the Warrants on such Alternate Expiration Date shall be conditioned on the daily VWAP of a share of Common Stock being at least equal to the quotient of the Exercise Price divided by the Warrant Exercise Rate for each of the two Trading Days immediately preceding such Alternate Expiration Date (the “Additional Price Condition”). As promptly as practicable after market close on the Trading Day immediately preceding the Alternate Expiration Date, the Company will make a public announcement by issuance of a press release as to whether the Additional Price Condition is met. The Company may, in its sole discretion, in any such press release, postpone (on one or more occasions) such Alternate Expiration Date to a new Alternate Expiration Date.

If the Additional Price Condition is not met as to an Alternate Expiration Date specified by the Company, unless the Company sets a new Alternate Expiration Date as set forth in the preceding paragraph (an “Alternate Expiration Date Annulment”), the Expiration Date will remain October 1, 2026 unless another Early Expiration Price Condition Date subsequently occurs. The definition of Early Expiration Price Condition, Early Expiration Price Condition Date and Reference Period are subject to appropriate adjustment as set forth in the Warrant Agreement in the event of an Alternate Expiration Date Annulment.

Form, Transfer and Exchange:	Indirect “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to transfer or exercise Warrants. The deadlines of such intermediaries or of the DTC may be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement. Record holders of Warrants should contact the Warrant Agent for information on how to transfer or exercise Warrants. The deadlines established by the Warrant Agent may also be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement.

Warrant Exercise Rate Adjustments:	The Warrant Exercise Rate is subject to certain adjustments for events including: (i) stock dividends, splits, subdivisions, reclassifications and combinations; (ii) other distributions and spinoffs; and (iii) shareholder rights plans, and may be amended by the Company. The Early Expiration Trigger Price is subject to proportional adjustment when the Warrant Exercise Rate is adjusted or amended or the Exercise Price is amended.

Use of Proceeds:	Assuming that all Warrants distributed are fully exercised for cash, we would receive proceeds of approximately $248.5 million in the aggregate, after deducting estimated commissions and estimated offering expenses. We intend to use the proceeds of any Warrant exercises for general corporate purposes.

Absence of a Public Market:	The Warrants are new securities and there is no established trading market for the Warrants. Accordingly, there can be no assurances as to the development or liquidity of any market for the Warrants. The Warrants will be listed for trading on the Nasdaq under the ticker ENVXW. There can be no assurance that any such market will be available for trading of the Warrants.

Listing of Shares of Common Stock:	Shares of our Common Stock trade on the Nasdaq under the symbol ENVX.

Maintenance of Registration Statement:	We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). The Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. No Early Expiration Price Condition Date, and no calculation of the VWAP for purposes of determining the Early Expiration Price Condition Date, shall occur during any Exercise Suspension Period. If the Expiration Date would otherwise fall in an Exercise Suspension Period, notwithstanding anything to the contrary in the Warrant Agreement, the Expiration Date shall be extended by the number of days included in such Exercise Suspension Period.

Rights as a Stockholder:	Holders of Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the Warrants prior to the time such Warrants are validly exercised, and the Exercise Price is paid.

Settlement:	Shares of Common Stock issuable upon exercise of Warrants are expected to be delivered to the applicable Holder as soon as commercially practicable after the applicable Exercise Date (as defined in the Warrant Agreement). Holders may not receive the shares within the typical one or two business day settlement after exercise of their Warrants. The Company reserves the right to change the settlement mechanics, and timing of settlement, as needed.

Governing Law:	The Warrants and the Warrant Agreement under which they are issued are governed by the laws of the State of New York.

Warrant Agent:	Computershare Trust Company N.A.

Calculation Agent:	ConvEx Capital Markets LLC

Financial Advisor:	B. Dyson Capital Advisors

Risk Factors:	You should carefully read the section entitled “Risk Factors” on page S-10 of this prospectus supplement and on page 5 of the accompanying prospectus.

U.S. Federal Income Tax Consequences:	You should carefully read the section entitled “Certain U.S. Federal Income Tax Consequences” on page S-24 of this prospectus supplement, and consult your tax advisors on tax treatment of the Warrants.

Important Dates

Please take note of the following important dates and times in connection with the Warrants and shares of Common Stock.

Relevant Date	Calendar Date or Method of Determination of Date

Record Date for holders of Common Stock to Receive Warrant Distribution:	July 17, 2025

Issuance Date of Warrant Distribution:	July 21, 2025

Expiration Date:

October 1, 2026, unless the Early Expiration Price Condition is met.

If the Early Expiration Price Condition is met, then the Expiration Date will be the Business Day immediately following the Early Expiration Price Condition Date, unless the Company sets an Alternate Expiration Date.

Early Expiration Price Condition Date:	The last day of the first 30 consecutive Trading Day period that includes 20 Qualifying Trading Days (whether or not consecutive) the first of which 20 Qualifying Trading Days must fall on or after the first Trading Day immediately following the Issue Date.

Deadline for Exercise if the Warrants Expire:	5:00 p.m. New York City time on the Expiration Date, as adjusted pursuant to the Early Expiration Price Condition.

Dates Warrants can be Exercised:	From the issuance date of the Warrants until 5:00 p.m. New York City time on the Expiration Date, as adjusted pursuant to the Early Expiration Price Condition.

Date of Payment of Exercise Price for Valid Exercise of Warrants:	The Exercise Price for the Warrants must be paid prior to 5:00 p.m. New York City time on the applicable Exercise Date.

Settlement Date for exercises of Warrants:	As soon as commercially practicable following the applicable Exercise Date.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as well as any amendments or updates thereto reflected in subsequent filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

The price of the Warrants may decline rapidly and significantly following their distribution.

If there is little or no market demand for the Warrants once trading begins, the trading price of the Warrants will likely decline following their distribution. Warrants are being distributed all at once, which could lead to demand and supply imbalances and cause the trading price of the Warrants to decline rapidly and significantly.

An active public market for the Warrants may not develop, which would adversely affect the liquidity and market price of the Warrants.

Prior to this Warrant Distribution, there has been no existing trading market for the Warrants. After we issue the Warrants and they start to trade on Nasdaq, they will be subject to trading dynamics over which we will have no control. An active and orderly trading market for the Warrants may never develop or, if it develops, it may not be sustained. The trading market for the Warrants may lack adequate size, liquidity or price transparency or may have an unusually high bid-ask spread. You may be unable to sell your Warrants at a price that is favorable to you.

The trading price for the Warrants may bear little or no relationship to traditional valuation methods, or to the market price of our Common Stock, and therefore the trading price of the Warrants may fluctuate significantly following their issuance.

The trading price of the Warrants may have little or no relationship to, and may be significantly lower, or at times higher, than the price that would otherwise be established using traditional indicators of value, such as our future prospects and those of our industry in general; future potential revenues, earnings, cash flows, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of companies engaged in drug development activities similar to ours; and the views of research analysts. Potential investors should not buy Warrants in the open market unless they are willing to take the risk that the trading price of the Warrants could fluctuate and decline significantly.

Hedging arrangements relating to the Warrants may affect the value and volatility of our Common Stock.

In order to hedge their financial positions, Warrant holders may enter into hedging transactions with respect to our Common Stock, may unwind or adjust hedging transactions and may purchase or sell large blocks of our Common Stock in one or more market transactions. The effect, if any, of these activities on the trading price of our Common Stock will depend in part on market conditions and cannot be known in advance, but any of these activities could adversely affect the value and price volatility of our Common Stock.

Exercising the Warrants is a risky investment and you may not be able to recover the value of your investment in the Common Stock received upon exercise of the Warrants. You should be prepared to sustain a total loss of the exercise price of your Warrants.

As of July 18, 2025, the last reported price of our Common Stock on the Nasdaq was $15.54 per share. In order for you to recover the value of your investment in the shares of Common Stock received upon exercise of a Warrant at the exercise price, the value of such shares of Common Stock must be more than the exercise price of the Warrants. While the price per share of our Common Stock was $15.54 as of July 18, 2025, if the value of the shares of Common Stock you receive upon exercise of a Warrant is lower than the amount you pay to the exercise the Warrant, you could experience a total loss of your investment in exercising the Warrants.

You may lose some or all of your financial investment after exercising a Warrant.

You may incur a financial or other loss upon or subsequent to the exercise of a Warrant due to a drop in our stock price, or by a failure to timely deliver Warrant shares as of any particular date after exercise, or for other reasons. If the market value of our Common Stock price declines, you may be unable to resell your shares at or above the price at which you acquired them through the exercise of Warrants. We cannot assure you that the price of our Common Stock will not fluctuate or decline significantly below your exercise price in the future, in which case you could incur substantial losses.

The trading price of the shares of our Common Stock and Warrants could be highly volatile, and purchasers of our Common Stock or Warrants could incur substantial losses.

During calendar year 2025 to-date, the closing sale price of shares of our Common Stock on Nasdaq has been reported as low as $5.46 per share and as high as $15.93 per share. This volatility may affect the price at which you could sell the shares of our Common Stock or Warrants, and the sale of substantial amounts of our Common Stock or Warrants could adversely affect the price of our Common Stock or Warrants. The trading prices of our Common Stock and Warrants are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Additionally, broad market and industry factors may negatively affect the market price of our Common Stock and Warrants, regardless of our actual operating performance.

As a result, you may not be able to sell your shares of Common Stock or Warrants at or above the price at which you purchase them.

Speculation in our publicly-traded Common Stock or Warrants may result in extreme price volatility.

Our stockholders or Warrant holders or outside investors may speculate on the direction of movements in the price of our Common Stock or Warrants. Speculation in the price of our Common Stock or Warrants may involve long and short exposures. Sudden changes in demand or supply for our Common Stock or Warrants due to speculation or other reasons may create trading anomalies that add volatility to the trading price of these securities. The volatility or direction of our stock price or Warrant price may be unrelated or disproportionate to our operating results, which could cause significant losses to your investments.

The settlement process for shares of Common Stock issuable upon exercise of Warrants is outside of our control and may cause you to lose the value of your investment.

The settlement process with respect to exercised Warrants refers to the time between exercise of a Warrant and when the issued Common Stock is delivered to your account, and you become the holder of record of such Common Stock. The settlement process is conducted by outside parties and broker-dealers and is therefore outside of our control.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, the standard settlement cycle for most broker-dealer transactions is one business day, unless the parties to any such trade expressly agree otherwise. We understand that under existing financial industry practices, delivery of the shares of Common Stock upon exercise of Warrants will likely not occur within one business day, and delivery may take several business days. You could experience a significant loss of your investment in exercising Warrants if the settlement process takes longer than anticipated or fails to settle.

The issuance of Common Stock upon the exercise of the Warrants may depress our stock price.

We could issue a maximum of up to 29,233,276 shares of Common Stock in connection with the Warrant Distribution, which would be an approximately 15.1% increase from our current number of shares outstanding. The issuance of such additional shares of Common Stock upon exercise of the Warrants, and the resale of such shares on the open market after their issuance, or the perception that such sales could occur, could result in significant downward pressure on our stock price.

Warrant holders will not be entitled to any of the rights of holders of our Common Stock.

Warrant holders will not be entitled to any rights with respect to our Common Stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock, but Warrant holders will be subject to all changes affecting our Common Stock.

You will have rights with respect to our Common Stock only if you receive our Common Stock upon exercising the Warrants for cash and only as of the date when you become a record owner of the shares of our Common Stock upon such exercise. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be the owner of the shares of our Common Stock due upon exercise of your Warrants, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will benefit from an investment in our Common Stock primarily if it appreciates in value.

We do not currently anticipate paying any cash dividends on shares of our Common Stock. Any determination to pay dividends in the future would be made by our Board of Directors and would depend upon results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors would deem relevant. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our Common Stock.

Our management will have broad discretion in the use of any net proceeds from this offering and may allocate any net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and could spend the net proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for us, or that does not improve our operating results or enhance the value of our Common Stock or other securities. Because of the number and variability of factors that will determine our use of any net proceeds from the exercise of Warrants, the ultimate use of such net proceeds may vary substantially from their currently intended use. The failure of our management to use these net proceeds, if any, effectively could harm our business.

The Warrants do not automatically exercise, and any Warrant you do not exercise prior to the Expiration Date will lose all financial value.

Your Warrants do not automatically exercise, even if our Common Stock price remains at or above the exercise price of the Warrants. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof. Any Warrant that you do not exercise for cash prior to the Expiration Date will expire unexercised and you will not receive any shares of our Common Stock. If the Early Expiration Price Condition occurs, the Expiration Date of your Warrants could be accelerated significantly. The Warrants will have no financial value after the Expiration Date.

Future sales or other dilution of our equity may adversely affect the market price of our Common Stock.

The Warrant Agreement does not restrict us from issuing additional shares of Common Stock to the public or under our employee and director compensation plans. We regularly evaluate opportunities to access capital markets, taking into account our capital needs, financial condition, strategic plans and other relevant considerations. The issuance of additional shares of Common Stock or common equivalent securities in future equity offerings will dilute the ownership interest of our existing Common Stockholders and may depress the trading value of the Warrants or our Common Stock. There can be no assurances that we will not in the future determine that it is advisable or necessary to issue additional shares of Common Stock or other securities convertible or exercisable for shares of Common Stock to fund our business needs. We also expect to continue to use equity and stock options to compensate our employees and directors and others. The market price of our Common Stock and the Warrants could decline significantly as a result of such offerings or issuances, or the perception that such offerings or issuances could occur.

Our registration statement covering the issuance of Common Stock issuable upon exercise of the Warrants may not be available at times.

We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants; however, we are not prohibited from suspending the use of the registration statement and can suspend it at any time at our discretion as described in this prospectus supplement under the heading “Description of the Warrants – Registration and Suspension.” If at the time of exercise of Warrants, there is no effective registration statement covering the issuance of the shares of Common Stock underlying the Warrants, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). The Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. If the Expiration Date would otherwise fall in an Exercise Suspension Period, notwithstanding anything to the contrary in the Warrant Agreement, the Expiration Date shall be extended by the number of days included in such Exercise Suspension Period.

We will require additional capital to support business growth, and this capital might not be available on favorable terms, or at all.

Our operations or expansion efforts will require substantial additional financial, operational, and managerial resources and we will need to raise additional funds to expand our operations. We may seek debt financing or additional equity capital. Additional capital may not be available to us, or may only be available on terms that adversely affect our existing stockholders, or that restrict our operations.

For example, if we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Common Stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our Common Stock.

USE OF PROCEEDS

The net proceeds of this offering, if any, will be used for general corporate purposes. Assuming that the Warrants are fully exercised for cash, we expect that the net proceeds of this offering would be approximately $248.5 million, after deducting estimated commissions and estimated offering expenses. We cannot assure you that any of the Warrants will be exercised or that, if any Warrants are exercised, we will use the resulting proceeds in a way with which you agree.

DESCRIPTION OF THE WARRANTS

On July 21, 2025, the Company is issuing up to 29,233,276 Warrants as a distribution to holders of record of shares of Common Stock and other eligible recipients holding Convertible Notes on July 17, 2025 (the “Record Date”). The Warrants are being issued by the Company pursuant to the Warrant Agreement. The following description of the Warrants and the Warrant Agreement is only a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement (including the Form of Warrant attached thereto), which has been filed as an exhibit to our Current Report on Form 8-K, filed on the date of this prospectus supplement. The issuance of the Warrants has not been registered under the Securities Act because the issuance of a dividend in the form of a Warrant for no consideration is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. We have applied to list the Warrants on Nasdaq.

Warrant Exercise Rate

Each Warrant represents the right to purchase from the Company one share of Common Stock (the “Warrant Exercise Rate”) for cash at an initial exercise price of $8.75 (the “Exercise Price”) per Warrant, payable in U.S. dollars.

The Warrant Exercise Rate is subject to certain adjustments described in the “Anti-Dilution Adjustments” section below.

Expiration

Unless the Early Expiration Price Condition is met as described below, the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on October 1, 2026 (the “Expiration Date”). The Expiration Date is subject to automatic acceleration upon satisfaction of the Early Expiration Price Condition.

Upon the occurrence of the first 30 consecutive Trading Day period that includes 20 Qualifying Trading Days (whether or not consecutive) the first of which 20 Qualifying Trading Days must fall on or after the first Trading Day immediately following the Issue Date (the “Early Expiration Price Condition” and the last of such 20 Qualifying Trading Days to occur, the “Early Expiration Price Condition Date”), the Expiration Date will automatically accelerate to the date (the “Early Expiration Date”) that is the business day immediately following the Early Expiration Price Condition Date, unless an Alternate Expiration Date is set as provided below.

If the Early Expiration Price Condition occurs, the Company will make a public announcement to that effect by issuance of a press release (the “Early Expiration Price Condition Notice”) as promptly as practicable after market close on the Early Expiration Price Condition Date setting forth the Early Expiration Date or an Alternate Expiration Date as set forth below.

The Company may, in its sole discretion, elect to set the Early Expiration Date on a date falling after the business day immediately following the Early Expiration Price Condition Date (such date, an “Alternate Expiration Date”). In order to exercise the right to set an Alternate Expiration Date, the Company shall, no later than the fifth Qualifying Trading Day (whether or not consecutive) occurring in any 20 consecutive Trading Day period, make a public announcement by issuance of a press release that the Company is reserving the right to set an Alternate Expiration Date in the event the Early Expiration Price Condition does occur. If the Company sets an Alternate Expiration Date, the expiration of the Warrants on such Alternate Expiration Date shall be conditioned on the daily VWAP of a share of Common Stock being at least equal to the quotient of the Exercise Price divided by the Warrant Exercise Rate for each of the two Trading Days immediately preceding such Alternate Expiration Date (the “Additional Price Condition”).

As promptly as practicable after market close on the Trading Day immediately preceding the Alternate Expiration Date, the Company will make a public announcement by issuance of a press release as to whether the Additional Price Condition is met. The Company may, in its sole discretion, in any such press release, postpone (on one or more occasions) such Alternate Expiration Date to a new Alternate Expiration Date.

If the Additional Price Condition is not met as to an Alternate Expiration Date specified by the Company, unless the Company sets a new Alternate Expiration Date as set forth in the preceding paragraph (an “Alternate Expiration Date Annulment”), the Expiration Date will remain October 1, 2026 unless another Early Expiration Price Condition Date subsequently occurs. The definition of Early Expiration Price Condition, Early Expiration Price Condition Date and Reference Period are subject to appropriate adjustment as set forth in the Warrant Agreement in the event of an Alternate Expiration Date Annulment.

For the purposes of the foregoing, “VWAP” of the Common Stock (or other security) on any date of determination means, (i) in the case of the Common Stock, for any day on which trading in the Common Stock generally occurs on the Exchange (or, if the Common Stock is not listed on the Exchange, the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock on such day), the per-share volume-weighted average price based on all trades in the consolidated tape system as displayed on Bloomberg page “ENVX US Equity HP” (setting: “Volume Weighted Average Line”) (or its equivalent successor if such page or setting is not available) in respect of such day and (ii) in the case of any other security, for any day on which trading in such security generally occurs on the Exchange (or, if such security is not listed on the Exchange, the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security on such day), the per-share volume-weighted average price based on all trades in the consolidated tape system as displayed on Bloomberg page “HP” for such security in respect of such day. If such information is not so available for the Common Stock or such other security, the VWAP on such date shall be the Last Reported Sale Price for the Common Stock or such other security on such day.

A “Trading Day” for the purposes of the foregoing definition means a day on which the Common Stock (or other security) (i) at the close of regular way trading (not including after-hours or extended market trading) is not suspended from trading on the Exchange or, if the Common Stock (or such other security, as the case may be) is not listed on the Exchange, any U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading the Common Stock (or such other security, as the case may be) at the Close of Business, and (ii) has traded at least once regular way on the Exchange or, if the Common Stock (or such other security, as the case may be) is not listed on the Exchange, such other U.S. national securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock (or such other security, as the case may be); provided that if the Common Stock (or such other security, as the case may be) is not so listed or traded, “Trading Day” means a Business Day.

A “Qualifying Trading Day” for purposes of the foregoing means any Trading Day on which the VWAP of the Common Stock on such Trading Day is at least equal to the Early Expiration Trigger Price in effect on the last day of the Reference Period.

The “Early Expiration Trigger Price” is initially equal to $10.50, subject to certain adjustments.

Subject to applicable laws and regulations and the terms of the Warrant Agreement, including the occurrence of the Early Expiration Price Condition or the Additional Price Condition, the Warrants may be exercised at any time starting on the date of issuance until 5:00 p.m. New York City time on the Expiration Date.

Form and Transfer

The Company is issuing the Warrants in uncertificated, direct registration form. Warrant holders will not be entitled to receive physical certificates. Registration of ownership will be maintained by the Warrant Agent. If you are a holder of record of shares of Common Stock as of the Record Date, the Warrant Agent will issue a direct registration account statement representing those Warrants. For holders of shares of Common Stock as of the Record Date that hold such shares through a broker, dealer, custodian bank or other nominee, the Warrants will be represented by a global security registered in the name of a depository, which will be the holder of all the Warrants represented by the global security. Those holders who own beneficial interests in a global Warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

The Warrant Agent will not be required to effect any registration of transfer or exchange that would result in any fraction of a Warrant. If any fractional Warrant would otherwise be required to be issued or distributed, the Company or the Warrant Agent, as applicable, will round down the total number of Warrants to be issued to the relevant holder to the nearest whole number.

Record owners of Warrants may transfer Warrants through the process established by the Warrant Agent. Indirect, “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to transfer Warrants.

Exercise

All or any part of the Warrants may be exercised prior to 5:00 p.m. New York City time on the Expiration Date (as it may be adjusted) by delivering a completed form of election to purchase shares of Common Stock, which contains certain representations by the holder of the Warrants, and payment of the Exercise Price in cash. Any such delivery that occurs on a day that is not a Business Day or is received after 5:00 p.m., New York City time, on any given Business Day will be deemed received and exercised on the next succeeding Business Day. Record owners of Warrants may exercise Warrants through the process established by the Warrant Agent. Indirect, “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to exercise Warrants.

If a registration statement is not effective at any time or from time to time, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective as described under “Registration and Suspension” below.

Upon delivery of Warrant Shares upon exercise of Warrants, the Company will issue such whole number of Warrant Shares as the exercising Warrant holder is entitled to receive. If your Warrants are held through a broker, dealer, custodian bank or other nominee and you exercise your Warrants, your account at your nominee will be credited with those shares following the exercise of your Warrants. If you are a holder of record of our Common Stock and you exercise your Warrants, our transfer agent will issue a direct registration account statement representing those shares to you after the exercise of the Warrants.

Amendment

The Warrant Agreement may be amended without the consent of any Warrant holder to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor company in any Business Combination (as defined in the Warrant Agreement), to extend the Expiration Date, to decrease the Exercise Price or increase the Warrant Exercise Rate, to provide for net share settlement upon exercise of the Warrants, to make any change that does not adversely affect the rights of any holder in any material respect, to provide for a successor Warrant Agent or Calculation Agent, in connection with any business combination, to provide that the Warrants are exercisable for units of reference property or to conform the provisions of the Warrant Agreement or the certificates for the Warrant this “Description of the Warrants” section of this prospectus supplement. The consent of a majority in interest of the then-outstanding Warrants is required for any amendment that materially and adversely affects the interests of the holders of the then-outstanding Warrants.

Registration and Suspension

The Company has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of shares of Common Stock to the Warrant holders upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. The Company may suspend the availability of the registration statement relating to the Warrants from time to time if the Board of Directors of the Company determines that such a suspension would be necessary or desirable, as determined by the Company in its sole discretion, and the Company provides notice to the Warrant holders. No calculation of the VWAP for purposes of determining the Early Expiration Price Condition shall occur during any period in which the registration statement is suspended, and if the Expiration Date would otherwise fall in an period in which the registration statement is suspended, the Expiration Date shall be delayed by the number of days comprised in such Exercise Suspension Period.

We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). The Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. No Early Expiration Price Condition Date, and no calculation of the VWAP for purposes of determining the Early Expiration Price Condition Date, shall occur during any Exercise Suspension Period. If the Expiration Date would otherwise fall in an Exercise Suspension Period, notwithstanding anything to the contrary in the Warrant Agreement, the Expiration Date shall be extended by the number of days included in such Exercise Suspension Period.

Other

A holder of unexercised Warrants, in his or her capacity as such, is not entitled to any rights of a holder of shares of Common Stock, including, without limitation, the right to vote or to receive dividends or other distributions.

All expenses related to the registration and approval of the shares of Common Stock issuable upon exercise of the Warrants will be borne by the Company.

Anti-Dilution Adjustments

The Warrant Exercise Rate shall be subject to adjustment, without duplication, as follows, except that the Company shall not make any such adjustments if each holder has the opportunity to participate, at the same time and upon the same terms as holders of the shares of Common Stock and solely as a result of holding the Warrants in any of the transactions described below, without having to exercise such holder’s Warrants, as if such holder held a number of shares of Common Stock equal to the product (rounded down to the nearest whole multiple of a share of Common Stock) of (i) the Warrant Exercise Rate in effect on the record date for such transaction and (ii) the number of Warrants held by it on such record date.

(a) Stock Dividends, Splits, Subdivisions, Reclassifications and Combinations. If the Company shall (i) exclusively issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of the Common Stock, (ii) subdivide or reclassify the issued and outstanding shares of

Common Stock into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding shares of Common Stock into a smaller number of shares, then the Warrant Exercise Rate shall be adjusted based on the following formula:

WER1 = WER0 ×	OS1
OS0

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution, or at the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

OS1 =	the number of shares of Common Stock outstanding immediately after, and solely as a result of giving effect to, such dividend, distribution, subdivision, combination, consolidation or reclassification, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or immediately prior to the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable (before giving effect to any such dividend, distribution, or subdivision, consolidation, combination or reclassification, as applicable).

Any adjustment made under this provision shall become effective at the open of business on such Ex-Date for such dividend or distribution, or at the open of business on the effective date for such subdivision, consolidation, combination or reclassification, as applicable. If an adjustment to the Warrant Exercise Rate is made in respect of any dividend, distribution, subdivision, consolidation, combination or reclassification of the type described in this provision but such dividend, distribution, subdivision, consolidation, combination or reclassification is not so paid or made, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision, consolidation, combination or reclassification, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(b) Rights Issues. If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of such issuance, the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 ×	OS0 + X
OS0 + Y

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such issuance;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment to the Warrant Exercise Rate made under this provision shall be made whenever any such rights, options or warrants are issued and shall become effective at the open of business on the Ex-Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Warrant Exercise Rate shall be decreased to the Warrant Exercise Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If an adjustment to the Warrant Exercise Rate is made in respect of any such issuance of rights, options or warrants but such rights, options or warrants are not so issued, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

For purposes of this provision, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) Other Distributions and Spin-Offs.

(i) Distributions Other than Spin-Offs. If the Company makes a distribution to all or substantially all holders of its Common Stock, of its capital stock, evidences of indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its capital stock or other securities, excluding:

(1) any dividends, distributions or issuances described in the provisions above;

(2) any dividends or distributions paid exclusively in cash described in the provisions below;

(3) any dividends or distributions in connection with a business combination, reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant;

(4) any rights issued pursuant to a shareholders’ rights plan adopted by the Company, other than as described in clause (e) below; and

(5) any Spin-Offs described below,

then the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 ×	SP0
SP0 – FMV

where:

WER1 =	the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such distribution;

WER0 =	the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0 =	the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the Ex-Date for such distribution; and

FMV =	the Fair Market Value, as of the open of business on the Ex-Date for such distribution, of the shares of capital stock, evidences of indebtedness, assets or property of the Company, cash, rights or warrants distributed with respect to each outstanding share of Common Stock.

Any adjustment to the Warrant Exercise Rate under this provision shall become effective at the open of business on the Ex-Date for such distribution.

(ii) Spin-Offs. With respect to an adjustment pursuant to this provision where there has been a payment of a dividend or other distribution by the Company to all or substantially all holders of its Common Stock in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), then the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 ×	FMV + SP0
SP0

where:

WER1 = the Warrant Exercise Rate in effect at the open of business on the Ex-Date of the Spin-Off;

WER0 = the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

FMV = the arithmetic average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such capital stock or similar equity interest) applicable to one share of Common Stock on each day which is a Trading Day for both the Common Stock and the capital stock or similar equity interest so distributed (each, a “Valuation Trading Day”) comprised in the period of 10 consecutive Valuation Trading Days commencing on the Ex-Date for such Spin-Off (or, if such Ex-Date is not a Valuation Trading Day, commencing on the immediately following Valuation Trading Day) (such period, the “Valuation Period”); and

SP0 = the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the Valuation Period.

Any adjustment to the Warrant Exercise Rate under this provision shall be made immediately after the close of business on the last day of the Valuation Period, but shall become effective at the open of business on the Ex-Date for the Spin-Off.

If an adjustment to the Warrant Exercise Rate is made in respect of any distribution of the type described in this provision but such distribution is not so made, the Warrant Exercise Rate shall be readjusted, effective as of the date the of Directors determines not to make such distribution, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(d) Cash Dividends or Distributions. If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, then the Warrant Exercise Rate shall be increased based on the following formula:

WER1 = WER0 ×	SP0
SP0 – C

where:

WER1 = the Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution; and

WER0 = the Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0 = the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such dividend or distribution;

C = the amount in cash per share the Company distributes to holders of the Common Stock;

Any adjustment to the Warrant Exercise Rate made under this provision shall become effective at the open of business on the Ex-Date for such dividend or distribution. If an adjustment to the Warrant Exercise Rate is made in respect of any dividend or distribution of the type described in this provision but such dividend or distribution is not so paid, the Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(e) Shareholder Rights Plan. If the Company has a shareholder rights plan in effect upon exercise of any Warrant, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the holders of Warrants would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exercise, the Warrant Exercise Rate shall be adjusted at the time of separation as if the Company had made a distribution to all holders of its Common Stock, subject to readjustment in the event of the expiration, termination or redemption of such rights.

All adjustments to the Warrant Exercise Rate shall be made by the Calculation Agent to the nearest whole multiple of 0.00001 (with 0.000005 being rounded upwards) share of Common Stock.

Notwithstanding anything to the contrary in the Warrant Agreement or the Warrants, (i) if the provisions of the Warrant Agreement shall require that an adjustment be made to the Warrant Exercise Rate in respect of any distribution or other relevant event, and the shares of Common Stock issuable in respect of any exercise are entitled to participate in such distribution or other relevant event, such adjustment shall not be given effect for the purpose of such exercise of Warrants and (ii) if the Exercise Date in respect of any exercise of Warrants falls after the record date for any Spin-Off and on or before the last day of the relevant Valuation Period, delivery of the shares of Common Stock issuable (or amount of cash payable, as applicable) pursuant to such exercise shall occur as soon as practicable after the last day of such Valuation Period.

Any adjustments described above shall be made successively whenever an event referred to therein shall occur.

Business Combinations and Reorganizations

In the event of a merger, consolidation, amalgamation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders (a “Business Combination”) or reclassification of Common Stock, other than a reclassification of Common Stock referred to in “Anti-dilution Adjustments” above, the right of a Warrant holder to receive Common Stock upon exercise of a Warrant will be converted into the right to exercise a Warrant to acquire, per each Warrant, the number of shares or other securities or property (including cash) that a number of shares of Common Stock equal to the Warrant Exercise Rate (in effect at the time of such Business Combination or reclassification) immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a share of Common Stock being herein referred to as a “Unit of Reference Property”). If the Business Combination causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock.

Certain Definitions

“Business Day” means each day that is not a Saturday, Sunday or a day on which banking institutions are allowed by law, regulation or executive order to be closed in the State of New York.

“Last Reported Sale Price” means, with respect to the Common Stock (or other security), on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the last bid price and last ask price (or, if more than one in either case, the arithmetic average of the average last bid prices and the average last prices), regular way, of the Common Stock (or such other security, as the case may be) as reported in composite transactions for the Exchange on such day, without regard to after-hours or extended market trading, provided that if the Common Stock (or such other security, as the case may be) is not listed on the Exchange on any date of determination, the Last Reported Sale Price of the Common Stock (or such other security, as the case may be) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is so listed or quoted, or, if the Common Stock (or such other security, as the case may be) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or such other security, as the case may be) in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the Last Reported Sale Price of the Common Stock (or such other security, as the case may be) on that date shall mean the Fair Market Value per share of Common Stock (or such other security, as the case may be) as of such day.

Calculations in respect of the Warrants; Calculation Agent

ConvEx Capital Markets LLC shall be the initial calculation agent. The Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under this Warrant Agreement and the Warrants, and any calculations and determinations not so specified will be the responsibility of the Company or an independent advisor. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on holders of the Warrants and the Warrant Agent. The Company will provide with reasonable notice a schedule of the calculations and determinations made by the Company, the Calculation Agent or an independent advisor, as applicable, to the Warrant Agent. The Warrant Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by the Company and the Calculation Agent without independent verification. All calculations are subject to rounding as described in the Warrant Agreement.

Certain U.S. Federal Income Tax Consequences

The following is a general discussion based upon present law of certain U.S. federal income tax consequences to U.S. holders (as defined below) of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution.

For purposes of this discussion, a U.S. holder is a beneficial owner of shares of Common Stock receiving Warrants or a beneficial owner of Warrants that is:

(i) an individual who is a citizen or resident of the United States;

(ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

(iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source; or

(iv) a trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.

This discussion does not address any state, local, or foreign income or other tax consequences, such as the estate and gift tax or the Medicare tax on net investment income, nor does it address all of the tax consequences that may be relevant to any particular shareholder. This discussion also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), U.S. expatriates (or former citizens or long-term residents of the United States), persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, dealers in securities or currencies, certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, persons that hold shares of Common Stock or Warrants as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for U.S. federal income tax purposes, persons that do not hold shares of Common Stock or Warrants as “capital assets” (generally, property held for investment) or persons that do not use the U.S. dollar as their functional currency.

If a partnership (or entity or arrangement treated as a partnership for applicable tax purposes) holds shares of Common Stock or Warrants, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership (or entity or arrangement treated as a partnership for applicable tax purposes). A partner, member or other beneficial owner of a partnership (or entity or arrangement treated as a partnership for applicable tax purposes) holding shares of Common Stock or Warrants should consult its own tax advisor regarding the tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution. In addition, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

Tax Consequences of the Warrant Distribution

The Warrant Distribution is intended to be treated as a non-taxable distribution under Section 305(a) of the Code. If, however, the Warrant Distribution were treated as a distribution subject to Section 305(b) of the Code, a U.S. holder’s shares of Common Stock would be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the Warrants. In such case, the Warrant Distribution would be taxable as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The remainder of this discussion assumes that the Warrant Distribution will be treated as a non-taxable distribution under Section 305(a) of the Code.

Tax Basis and Holding Period in the Warrants

If the fair market value of the Warrants received in the Warrant Distribution is less than 15% of the fair market value of a U.S. holder’s shares of Common Stock on the date of the Warrant Distribution, the Warrants received will be allocated a zero tax basis for U.S. federal income tax purposes, unless such U.S. holder elects to allocate tax basis between the existing shares of Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. A U.S. holder that elects to allocate tax basis between such holder’s existing shares of Common Stock and Warrants must make this election on a statement included with such holder’s tax return for the taxable year in which the Warrant Distribution occurs. Such an election is irrevocable. If, however, the fair market value of the Warrants received in the distribution is 15% or more of the fair market value of a U.S. holder’s shares of Common Stock on the date of the Warrant Distribution, such holder’s tax basis in the existing shares of Common Stock must be allocated between the existing shares of Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution.

A U.S. holder’s holding period for the Warrants will include the holding period for the shares of Common Stock with respect to which the Warrants were received.

Possible Constructive Distributions

The number of shares of Common Stock that a holder is entitled to receive upon exercise of a Warrant and the Exercise Price of the Warrant are subject to certain anti-dilution adjustments. Certain of these adjustments (including adjustments as a result of a distribution to holders of shares of Common Stock) could cause a holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. U.S. holders should consult their tax advisors regarding the possibility of constructive distributions with respect to the Warrants.

Lapse of a Warrant

If the Warrants received in the Warrant Distribution expire while a U.S. Holder owns the shares of Common Stock with respect to which the Warrants were distributed, such U.S. holder generally should not recognize any gain or loss upon that expiration. If a U.S. holder has tax basis in the Warrants and allows the Warrants to expire while continuing to hold the shares of Common Stock with respect to which the Warrants were distributed, the tax basis of such shares of Common Stock will be restored to the tax basis of such shares of Common Stock immediately before the receipt of the Warrants in the Warrant Distribution. If the Warrants expire after a U.S. holder has disposed of the shares of Common Stock with respect to which the Warrants were distributed, certain aspects of the tax treatment of the expiration are unclear, and such holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the Warrants.

Exercise of a Warrant

U.S. holders should not recognize any gain or loss with respect to a Warrant upon the exercise of the Warrant. In general, shares of Common Stock acquired pursuant to the exercise of a Warrant will have a tax basis equal to the U.S. holder’s tax basis in the Warrant, if any, increased by the price paid to exercise the Warrant. The holding period for the shares of Common Stock received upon exercise of the Warrant will generally begin on the date of exercise of the Warrant.

If, at the time of the exercise of a Warrant received in the Warrant Distribution, a U.S. holder no longer holds the shares of Common Stock with respect to which such Warrant was received, certain aspects of the tax treatment of the exercise of the Warrant are unclear, including (1) the allocation of tax basis between the shares of Common Stock previously sold and the Warrant, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of Common Stock previously sold, and (3) the impact of such allocation on the tax basis of shares of Common Stock acquired through the exercise of the Warrant. U.S. holders who exercise Warrants received in the Warrant Distribution after disposing of the shares of Common Stock with respect to which the Warrants were received should consult their tax advisors as to these uncertainties.

Sale or Other Taxable Disposition of a Warrant

The gain or loss a U.S. holder realizes on the sale or other taxable disposition of a Warrant generally will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the Warrants for more than one year. The amount of a U.S. holder’s gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrants disposed of and the amount realized on the disposition. For non-corporate taxpayers, including individuals, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.

Information Reporting and Backup Withholding

In general, information reporting may apply to dividends paid to a U.S. holder and to the proceeds of the sale or disposition of the Warrants or Common Stock unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019-9710.

EXPERTS

The consolidated financial statements of Enovix Corporation appearing in its Annual Report (Form 10-K) for the year ended December 29, 2024, and the effectiveness of Enovix Corporation’s internal control over financial reporting as of December 29, 2024 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet by visiting our website at www.enovix.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information and materials contained on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any Forms 8-K or portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed on February 25, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, filed on May 2, 2025;

•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, April 17, 2025, June 16, 2025, July 2, 2025, and July 7, 2025 (as to Item 8.01 only); and

•

the description of our common stock which is contained in a Registration Statement on Form 8-A filed on December  1, 2020 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide at no cost to each person who requests, including any beneficial owner, to whom this prospectus is delivered a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document). You may request a copy of these filings by telephoning us at (510) 695-2350 or by writing us at the following address:

Enovix Corporation

3501 W Warren Avenue

Fremont, California 94538

United States of America

Attn: Investor Relations

PROSPECTUS

$1,000,000,000

Enovix Corporation

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to an aggregate amount of $1.0 billion of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock, common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ENVX.” On August 8, 2023, the last reported sale price of our common stock was $17.75 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors“ on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $1.0 billion of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein, or therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the date of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those

ii

discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Throughout this prospectus, we refer to Enovix Corporation as “Enovix”, “us”, “our”, “we” and the “Company.”

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated and condensed consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Enovix Corporation

Overview

Enovix Corporation is on a mission to power the technologies of the future. We do this by designing, developing, manufacturing and commercializing next generation Lithium-ion, or Li-ion, battery cells that significantly increase the amount of energy density and storage capacity relative to conventional battery cells. Our battery’s mechanical design, or “architecture,” allows us to use high performance chemistries while enabling safety and charge time advantages.

The benefit of an enhanced battery for portable electronics is devices that have more power budget available to keep up with user preferences for more advanced features and more attractive form factors. The benefit of an advanced battery for Electric Vehicles (“EVs”) is a faster charging battery.

Corporate Information

We were incorporated under the laws of Delaware in September 2020 as a blank check company under the name Rodgers Silicon Valley Acquisition Corp. (“RSVAC”).

On July 14, 2021 (the “Closing Date”), Enovix Corporation, a Delaware corporation (“Legacy Enovix”), RSVAC and RSVAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of RSVAC (“Merger Sub”), consummated the closing of the transactions contemplated by the Agreement and Plan of Merger, dated February 22, 2021, by and among RSVAC, Legacy Enovix and Merger Sub (the “Merger Agreement”), following the approval at a special meeting of the stockholders of RSVAC held on July 12, 2021. Pursuant to the terms of the Merger Agreement, a combination of Legacy Enovix and RSVAC was effected through the merger of Merger Sub with and into Legacy Enovix, with Legacy Enovix surviving as a wholly owned subsidiary of RSVAC (together with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, Legacy Enovix changed its name to Enovix Operations Inc. and RSVAC changed its name to Enovix Corporation. On January 17, 2023, Legacy Enovix merged with and into Enovix Corporation, with the separate existence of Legacy Enovix ceasing and Enovix Corporation being the surviving corporation of such merger. Our principal executive offices are located at 3501 W. Warren Avenue, Fremont, California 94538 and our telephone number is (510) 695-2350. Our corporate website address is www.enovix.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, up to a total dollar amount of $1.0 billion, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type of security or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding overallotment options, if any; and

•	the estimated net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of common stock. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, redemption privileges, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ENVX.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to build and scale our advanced silicon-anode lithium-ion battery, our production and commercialization timeline;

•

ability to meet milestones and deliver on our objectives and expectations, the implementation and success of our products, technologies, business model and growth strategy, various addressable markets, market opportunity and the expansion of our customer base;

•	ability to meet the expectations of new and current customers, our ability to achieve market acceptance for our products;

•	financial performance, including revenue, expenses and projections thereof;

•	ability to convert our revenue funnel to purchase orders and revenue;

•

placement of equipment orders for our next-generation manufacturing lines, the speed of and space requirements for our next-generation manufacturing lines relative to our existing lines at Fab1 in Fremont;

•	factory sites and related considerations, including site selection, location and timing of build-out, and benefits thereof;

•

ability to attract and hire additional service providers, the strength of our brand, the build-out of additional production lines, our ability to optimize our manufacturing process, our future product development and roadmap and the future demand for our lithium-ion battery solutions; and

•	use of proceeds from offerings of our securities under this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation and Bylaws. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

The holders of the common stock have no preemptive rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Election of Directors

Our board of directors has one class of directors and each director will generally serve for a term of one year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Warrants

As of July 2, 2023 there were warrants to purchase up to 6,000,000 shares of common stock outstanding, consisting entirely of private placement warrants, or Private Placement Warrants.

The Private Placement Warrants were purchased by Rodgers Capital, LLC in connection with the closing of the initial public offering of RSVAC and have terms set forth in a warrant agreement between Computershare Trust Company, N.A., as warrant agent, and us and have since been distributed, to affiliated and unaffiliated holders. This warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered warrant holders.

Each Private Placement Warrant is exercisable for one share of common stock at an exercise price of $11.50 per share. The Private Placement Warrants are exercisable on a cashless basis and only redeemable by us to the extent that they are no longer held by the initial purchasers or their affiliates. The warrants are exercisable until December 1, 2025.

The redemption criteria for our Private Placement Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Private Placement Warrants. In the event that we call for redemption any of the Private Placement Warrants no longer held by the initial purchasers or their affiliates, all such holders that wish to exercise Private Placement Warrants must do so on a “cashless basis.” In such event, each such holder would pay the exercise price by surrendering the Private Placement Warrants for that certain number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to such holders of Private Placement Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the Private Placement Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Private Placement Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Private Placement Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Private Placement Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Private Placement Warrants such that an electing warrant holder would not be able to exercise their Private Placement Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Anti-takeover Provisions of Delaware Law and our Charter Documents

Certificate of Incorporation and Bylaws

Among other things, our Certificate of Incorporation and Bylaws:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Delaware Anti-takeover Law

Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of our voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with its affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 20% or more of our outstanding voting stock. These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of Certificate of Incorporation or our Bylaws (including any right, obligation, or remedy thereunder);

(v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim against us or any of our directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act.

Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Additionally, our Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ENVX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•

the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

•

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of Delaware, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. In such case, we will describe in the prospectus supplement the name of the underwriter, dealer or agent and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP, Palo Alto, California will pass upon the validity of the securities offered by this prospectus and any supplement thereto. As of the date of this prospectus, GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, beneficially owns 20,614 shares of common stock, and a partner of Cooley LLP owns 125,700 shares of Common Stock.

EXPERTS

The financial statements of Enovix Corporation and subsidiaries as of January 1, 2023 and January 2, 2022, and for each of the three years in the period ended January 1, 2023, incorporated by reference in this Registration Statement, and the effectiveness of Enovix Corporation’s internal control over financial reporting as of January 1, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.enovix.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39753):

•	our Annual Report on Form 10-K for the year ended January 1, 2023, filed with the SEC on March 1, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended April 2, 2023, filed with the SEC on May 5, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended July 2, 2023 filed with the SEC on August 9, 2023;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended January 1, 2023, from our definitive proxy statement relating to our 2023 annual meeting of stockholders, filed with the SEC on April 28, 2023, including the supplement thereto, filed with the SEC on June 13, 2023;

•

our Current Reports on Form 8-K filed with the SEC on December 29, 2022, as amended on January  18, 2023, January  5, 2023, January  20, 2023, January  23, 2023, January  25, 2023, April  21, 2023, April  26, 2023, June  20, 2023, June  26, 2023, June  29, 2023, and July 26, 2023; and

•

the description of our common stock which is contained in a Registration Statement on Form 8-A filed on December  1, 2020 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Enovix Corporation

3501 W. Warren Avenue

Fremont, California 94538

Attn: Chief Legal Officer

(510) 695-2350

Common Stock

PROSPECTUS SUPPLEMENT

July 21, 2025